Exhibit 99.1

Final

For Further Information

OSI Systems Inc

12525 Chadron Ave

Hawthorne CA 90250

(310) 349 2237

Contact: Jeremy Norton – Director of Investor Relations

OSI SYSTEMS ANNOUNCES RECORD REVENUES OF $117.1 MILLION FOR THE

SECOND QUARTER OF FISCAL 2006

•	Operating income of $2.9 million after stock based compensation expenses of $1.3 million;

•	Breakeven Diluted Earnings Per Share:

•	Stock based compensation expenses of $1.3 million, or $0.06 per diluted share;

•	Minority Interest provision of approximately $1 million associated with Spacelabs Healthcare, or $0.06 per diluted share;

•	Tax expense for the quarter of $1.9 million, tax rate of 64.4%.

HAWTHORNE, Calif.—(BUSINESS WIRE)—February 9, 2006—OSI Systems, Inc. (Nasdaq:OSIS) today announced its revenues and results for the second quarter of fiscal 2006.

The company reported record revenues of $117.1 million for the second quarter of fiscal 2006, an increase of 14% from $102.5 million reported for the second quarter of fiscal 2005. For the six months of fiscal 2006, revenues increased by $28.8 million, or 15%, to $219.0 million, from $190.2 million for the first six months of fiscal 2005.

Operating income for the second quarter was $2.9 million which included stock based compensation expenses of $1.3 million. This compares to operating income of $3.2 million for the second quarter of fiscal 2005 which did not include stock based compensation expenses. For the first six months of fiscal 2006, the company reported an operating loss of $3.6 million which included stock based compensation expenses of $2.5 million. This compares to operating income of $5.0 million for the first six months of fiscal 2005 which did not include stock based compensation expenses.

The tax rate for the second quarter of fiscal 2006 was 64.4% compared to 24.3% for the second quarter of fiscal 2005. The increase in the tax rate for the second quarter of fiscal 2006 was due to the Company not receiving any tax benefit for losses in certain non-US subsidiaries and inclusion of incentive stock options in the stock compensation expense, which does not qualify as a tax deduction. For the first six months of fiscal 2006 the tax benefit was 24% compared to a tax provision of 26.9% for the first six months of fiscal 2005.

Net income for the second quarter of fiscal 2006 was $85,000, compared to net income of $2.5 million for the second quarter of fiscal 2005. For the six months of fiscal 2006, the Company reported a net loss of $4.1 million, compared to net income of $3.8 million for the first six months of fiscal 2005.

For the second quarter of fiscal 2006, the Company reported earnings of $0.00 per diluted share compared to earnings of $0.15 per diluted share for the second quarter of fiscal 2005. For the first six months of fiscal year 2006, the Company reported a loss of $0.26 per diluted share, compared to earnings of $0.23 per diluted share for the first six months of fiscal 2005.

In accordance with the Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, the Company incurred stock based compensation expenses of $1.3 million pre-tax, or $0.06 per diluted share, for the second quarter of fiscal 2006. For the first half of fiscal 2006, the Company incurred stock based compensation expenses of $2.5 million, or $0.12 per diluted share. For fiscal 2006, the Company anticipates that the total stock-based compensation expenses will be approximately $5.5 million. Results for fiscal 2005 do not include stock based compensation expenses.

As of December 31, 2005, cash and cash equivalents were approximately $17.1 million, compared to $14.6 million as of June 30, 2005. During the second quarter of fiscal 2006, the Company repaid approximately $24 million under its lines of credit.

OSI Chairman and CEO Deepak Chopra said, “I am very pleased with company’s operating performance in the second quarter as we turned the corner and returned to profitability. I expect that the company will improve on this performance in the second half of fiscal 2006 supported by the Company’s strong backlog position, which currently stands at approximately $134 million. The Security Group continues to improve its operating performance and we expect that the Group will be profitable in the second half of fiscal 2006. Additionally, both the Healthcare Group and Opto-electronics Group will continue to be profitable for the remainder of fiscal 2006.

“The Security Group has been investing heavily in their Cargo and Vehicle Inspection and Hold Baggage Screening (“HBS”) product portfolio over the last five quarters. In the second quarter of fiscal 2006 we were excited to announce the launch and market acceptance of our first product offering in the HBS market, the Rapiscan MVXR5000 Inline Automated Hold Baggage Screening System for checked baggage. The product received ‘Approval for Use’ accreditation from the UK Department of Transport in December allowing the Group to begin selling the system internationally with the exception of the US market. Additionally, we continue to invest in the development of the first-of-its-kind high speed solid-state CT system that we call “Real Time Tomography”, or RTT. The RTT, being electronic and non-mechanical can achieve a throughput of up to 1500 bags per hour compared to the current systems on the market which have a throughput of approximately 600 bags an hour. The RTT will also result in the reduction of installation costs and maintenance issues.

“This quarter also saw the successful IPO of Spacelabs Healthcare, Inc. our Healthcare Group, on the London AIM market. The IPO will provide us with an independent share currency which we intend to utilize for the growth and expansion of Spacelabs Healthcare. Operationally, the Group achieved record revenues in the second quarter, helped by a 36% bookings increase for patient monitoring solutions in the US market. Additionally, Blease Medical, recently acquired in February 2005, received 510(k) approval from the FDA for the distribution of its Sirius anaesthesia system and ventilators in the US market. We expect to launch this product in the U.S market in 2007.

Guidance for the Six Months Ended June 30, 2006

For the second half of fiscal 2006 the Company announces revenue guidance of $231 million to $236 million compared to revenues of $219 million for the first half of fiscal 2006, and $194.9 million for the second half of fiscal 2005.

The Company expects to be profitable for the second half of fiscal 2006 and anticipates that revenues and earnings will be stronger in the fourth quarter when compared to the third quarter of fiscal 2006.

The Company expects that the effective tax rate for the full year of fiscal 2006 will be in the mid forties.

Segment Information

Security Group

The Security Group reported revenues of $30.4 million for the second quarter of fiscal 2006, a decrease of 5%, from $32.0 million reported for the second quarter of fiscal 2005. For the first six months of fiscal 2006, revenues decreased by $4.7 million, or 8%, to $57.3 million, from $62 million for first six months of fiscal 2005.

Loss from operations for the second quarter of fiscal 2006 was $651,000 compared to a loss from operations of $1.3 million for the second quarter of fiscal 2005 and $3.2 million for the first quarter of fiscal 2006. For the first six months of fiscal 2006, the Group had a loss from operations of $3.8 million, compared to income from operations of $1.1 million for the first six months of fiscal 2005. For the second quarter and first six months of fiscal 2006, the Group incurred stock based compensation expenses of $0.2 million and $0.4 million, respectively. In fiscal 2005, the Group did not incur stock based compensation expenses.

Healthcare Group

The Healthcare Group reported record revenues of $61.0 million for the second quarter of fiscal 2006, compared to $54.0 million reported for the second quarter of fiscal 2005. For the first six months of fiscal 2006, revenues increased by $15.6 million, to a record level of $112.4 million from $96.8 million for first six months of fiscal 2005. Adjusting for the Blease acquisition completed in February 2005, revenues grew for the second quarter of fiscal 2006 by approximately 6% compared to the second quarter of fiscal 2005.

Income from operations for the second quarter of fiscal 2006 was $5.3 million, compared to $4.9 million for the second quarter of fiscal 2005. For the first six months of fiscal 2006, income from operations increased by $1.4 million, or 27%, to $6.5 million, from $5.1 million for the first half of fiscal 2005. Operating results for the second quarter and six months ending December 31, 2005 included stock based compensation related expenses of $0.3 million and $0.5 million, respectively. In fiscal 2005, the Group did not incur stock based compensation expenses.

Optoelectronics Group

The Optoelectronics & Manufacturing Group reported external revenues of $25.8 million for the second quarter of fiscal 2006, an increase of 56% from $16.5 million reported for the second quarter of fiscal 2005. For the first half of fiscal 2006, external revenues increased by $17.9 million, or 57%, to $49.3 million from $31.4 million for first six months of fiscal 2005.

Income from operations for the second quarter of fiscal 2006 was $2.6 million, compared to $2 million for the second quarter of fiscal 2005. For the first half of fiscal 2006, income from operations increased by $0.1 million, to $3.8 million from $3.7 million for the first six months of fiscal 2005. For the second quarter and first six months of fiscal 2006, the Group incurred stock based compensation expenses of $0.1 million and $0.3 million, respectively. In fiscal 2005, the Group did not incur stock based compensation expenses.

Earnings Conference Call Information

OSI Systems, Inc. will webcast the live earnings call over the Internet at 9:00am PT (12:00pm ET) on February 9, 2006. To listen, please log on www.earnings.com or www.osi-systems.com and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the presentation and will be archived on www.earnings.com or www.osi-systems.com. A telephonic replay of the call will also be available from 11:00am PT (2:00pm) on February 9, 2006, until February 16, 2006. The replay may be accessed by calling 1-888-286-8010 (domestic) or +1-617-801-6888 (international) and entering the replay passcode of “10995854”.

About OSI Systems, Inc.

OSI Systems Inc. is a Hawthorne, California based diversified global developer, manufacturer and seller of security and inspection systems, medical monitoring and anesthesia delivery products, and optoelectronic-based components, as well as a provider of engineering and manufacturing services. The Company has more than 30 years of experience in electronics engineering and manufacturing and maintains offices and production facilities located in more than a dozen countries. OSI Systems implements a strategy of expansion by leveraging its electronics and contract manufacturing capabilities into selective end product markets through organic growth and acquisitions. For more information on OSI Systems Inc. or any of its subsidiary companies, visit www.osi-systems.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the company’s expectations, goals or intentions about the future, including, but not limited to, statements regarding its revenues, profitability, tax rates, stock based compensation expenses, and operating performance, the Security Group’s real time tomography product, the use to which the company will put its Spacelabs Healthcare share currency, the launch of the Healthcare Group’s Sirius anaesthesia system and ventilators in the US market, and future revenues and operating income of the Optoelectronics and Manufacturing Group will continue to experience growth or that the medical OEM device sector will continue to contribute to such growth. The actual results may differ materially from those described in or implied by any forward-looking statement. In particular, there can be no assurance that predictions made in connection with the foregoing financial matters will be in-line with current expectations, that the Security Group’s real time tomography product will be achieve throughput rates and other currently-expected benefits or be sold, that the Spacelabs Healthcare IPO will ultimately prove to have been a auspicious undertaking, that the Sirius anaesthesia system will launch in the U.S. on-time or at all, or that the Optoelectronics and Manufacturing Group, . Other important factors are set forth in our Securities and Exchange Commission filings. All forward-looking statements speak only as of the date made, and we undertake no obligation to update these forward-looking statements.

OSI SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three months ended December 31,		Six months ended December 31,
	2005	2004	2005	2004
Revenues	$117,138	$102,531	$219,008	$190,175
Cost of goods sold - (includes non-cash stock-based expense of $53 and $108 for the three and six months ended December 31, 2005)	71,999	66,079	136,917	119,933

Gross profit	45,139	36,452	82,091	70,242
Operating expenses:
Selling, general and administrative - (includes non-cash stock-based expense of $1,144 and $2,218 for the three and six months ended December 31, 2005)	33,515	25,595	66,929	50,388
Research and development - (includes non-cash stock-based expense of $103 and $215 for the three and six months ended December 31, 2005)	8,700	7,066	17,431	13,736
Management retention bonus	51	549	572
Restructuring charges	—	—	800	1,098

Total operating expenses	42,266	33,210	85,732	65,222

Income (Loss) from operations	2,873	3,242	(3,641)	5,020
Interest income	69	103	89	191
Interest expense	(399)	(98)	(950)	(154)
Gain on marketable securities	349		349

Income (loss) before provision (benefit) for income taxes and minority interest	2,892	3,247	(4,153)	5,057
Provision (Benefit) for income taxes	1,861	789	(996)	1,358

Income (loss) before minority interest	1,031	2,458	(3,157)	3,699
Minority interest	(946)	—	(946)	68

Net income (loss)	$85	$2,458	($4,103)	$3,767

Earnings (loss) per share	$0.01	$0.15	($0.25)	$0.23

Diluted earnings (loss) per share	$0.00	$0.15	($0.26)	$0.23

Weighted average shares outstanding	16,299,337	16,168,778	16,270,205	16,185,269

Weighted average shares outstanding -assuming dilution	16,490,714	16,592,724	16,270,205	16,577,752

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2005	June 30, 2005
Cash, cash equivalents and marketable securities	$17,201	$14,623
Accounts receivable, net of allowance for doubtful accounts	101,392	89,227
Inventory	110,235	107,441
Other current assets	29,218	26,382

Total current assets	258,046	237,673
Non current assets	111,407	109,447

Total	$369,453	$347,120

Bank lines of credit	$2,050	$15,752
Current portion of long term debt and capital lease obligations	1,037	499
Other current liabilities	104,091	97,024

Total current liabilities	107,178	113,275
Long-term debt	5,567	4,852
Other long term liabilities	6,095	5,366
Minority interest	8,718
Shareholders’ equity	241,894	223,627

Total	$369,453	$347,120

Segment Information

(in thousands)

Quarter ended December 31, 2005

	Security Group (1)	Healthcare Group (1)	Optoelectronics Group (1)	Corporate (1)	Eliminations	Total
Revenues:
External	$30,378	$60,999	$25,761	$—	$—	$117,138
Intercompany	—	—	5,367	—	(5,367)	—

Total Revenues	$30,378	$60,999	$31,128	$—	$(5,367)	$117,138

Operating (Loss) Income	$(651)	$5,319	$2,581	$(4,293)	$(83)	$2,873

Quarter ended December 31, 2004

	Security Group	Healthcare Group	Optoelectronics Group	Corporate	Eliminations	Total
Revenues:
External	$32,037	$54,000	$16,494	$—	$—	$102,531
Intercompany	—	—	5,652	—	(5,652)	—

Total Revenues	$32,037	$54,000	$22,146	$—	$(5,652)	$102,531

Operating (Loss) Income	$(1,283)	$4,863	$2,004	$(2,062)	$(280)	$3,242

(1)	Includes non-cash stock based compensation in accordance with SFAS 123R for the three months ended December 31, 2005 as follows:

Security Group	$206
Healthcare Group	290
Optoelectronics Group	126
Corporate	678

$1,300

Six months ended December 31, 2005

	Security Group (2)	Healthcare Group (2)	Optoelectronics Group (2)	Corporate (2)	Eliminations	Total
Revenues:
External	$57,341	$112,370	$49,297	$—	$—	$219,008
Intercompany	—	—	9,607	—	(9,607)	—

Total Revenues	$57,341	$112,370	$58,904	$—	$(9,607)	$219,008

Operating (Loss) Income	$(3,844)	$6,502	$3,783	$(10,115)	$33	$(3,641)

Six months ended December 31, 2004

	Security Group	Healthcare Group	Optoelectronics Group	Corporate	Eliminations	Total
Revenues:
External	$61,980	$96,804	$31,391	$—	$—	$190,175
Intercompany	—	—	9,917	—	(9,917)	—

Total Revenues	$61,980	$96,804	$41,308	$—	$(9,917)	$190,175

Operating Income (Loss)	$1,076	$5,098	$3,689	$(4,426)	$(417)	$5,020

(2)	Includes non-cash stock based compensation in accordance with SFAS 123R for the six months ended December 31, 2005 as follows:

Security Group	$447
Healthcare Group	457
Optoelectronics Group	277
Corporate	1360

$2,541